UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): November 22, 2016

Panther Biotechnology Inc.

(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Nevada	000-55074	33-1221758
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 San Jacinto Street, Houston, Texas 77002

(Address of principal executive offices)

888 Prospect Street, Suite 200, La Jolla, CA 92037

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code:         (713) 652-3937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 15, 2016 (the “Filing Date”), Panther Biotechnology, Inc. (“we”, “us” or the “Company”), filed a Current Report on Form 8-K (the “Filing”) disclosing the consummation of transactions contemplated by a Share Exchange Agreement (the “Exchange Agreement”), by and between the Company, Brown Technical Media Corporation (“Brown”) and the shareholders of Brown (the “Exchange”), which was entered into and completed on November 8, 2016. In connection with the closing of the Exchange, we issued 32,000,000 restricted shares of our common stock, to the shareholders of Brown, which included Evan M. Levine, our Chief Executive Officer and director (6,600,000 shares of common stock beneficially owned by Mr. Levine, when including minor children and affiliates, who received shares in the Exchange), Noah I. Davis, our President and Chief Operating Officer (7,175,522 shares of common stock beneficially owned by Mr. Davis), and Steven M. Plumb, our Chief Financial Officer (11,469,785 shares of common stock beneficially owned by Mr. Plumb, when including shares held by his minor children and affiliates, who received shares in the Exchange) in consideration for 100% of the outstanding capital stock of Brown, and Brown became our wholly-owned subsidiary. We refer to the acquisition and the other transactions contemplated by the Exchange Agreement as the “Business Combination.”

In connection with the closing of the Exchange, we indicated that the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act) prior to the Exchange.

Upon further review, we believe that this language was incorporated in the Filing incorrectly after further analysis as stated below. The Company does not believe that it is was a “shell company” immediately prior to the Exchange by virtue of the following:

•	previous filings with the SEC did not indicate that the Company was a “shell company”;
•	the patents held by and being developed by the Company are valuable assets that provide the Company with more than nominal assets at the time of the Exchange. The Company has continued paying patent prosecution fees towards new claims on these patents and on November 14, 2016 filed the information necessary for a Pre-Investigational New Drug (the “Pre-IND”) meeting with the US Food and Drug Administration in order to review the Investigational New Drug Application (the ”IND”) being developed by the Company for the continued development of Transferrin Doxorubicin (“TRF-DOX”), the drug candidate for which it holds the aforementioned patents; and
•	We also agreed to provide the pre-closing shareholders of the Company additional shares of common stock, subject to the terms of the Exchange Agreement, in the event that TRF-DOX (a) meets the primary endpoint for Phase 2 clinical trials (6 million shares); (b) meets the primary endpoint for Phase 3 clinical trials (8 million shares); and (c) receives FDA Approval/clearance to market (10 million shares), prior to the earlier of January 22, 2020 and the date the assets relating to Transferrin Doxorubicin are sold or divested by us.

Accordingly, we are revising the language in Section 5.06 of the Filing below.

5.06 Change in Shell Company Status

Prior to the Business Combination, we were not a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panther Biotechnology Inc.

Date: November 23, 2016	By: /s/ Evan M. Levine
Evan M. Levine, Chief Executive Officer